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                                                                      EXHIBIT 21


                       SUBSIDIARIES OF CINEMARK USA, INC.


Cinemark Corporation, a Texas corporation

Sunnymead Cinema Corp., a California corporation

Cinemark Properties, Inc., a Texas corporation

Cinemark Transportation, Inc., a Texas corporation

Trans Texas Cinema, Inc., a Texas corporation

Missouri City Central 6, Inc., a Texas corporation

Cinemark International, Inc., a Texas corporation

2 Day Video, Inc., a Texas corporation (1/96 - 10/96)

2 Day Video of Georgia, Inc., a Georgia corporation (1/96 - 10/96)

ENT Holdings, Inc., a Texas corporation

Funtime Entertainment, Inc., a Texas corporation

Funtime Pizza Two Corporation, a Texas corporation (1/1/96 - 5/96)

Funtime Pizza Three Corporation, a Texas corporation

Funtime Pizza Four Corporation, a Texas corporation

Cinemark Mexico (USA), Inc., a Texas corporation

Cinemark de Mexico, S.A. de C.V., a Mexican corporation

Inversiones Cinemark, S.A., a Chilean corporation

Cinemark Chile, S.A., a Chilean corporation

Tinseltown Equities, Inc., a Texas corporation

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Cinema Management Group, Inc., a Texas corporation

Cinemark Theatres Ontario, Inc., a Canadian corporation

Entertainment Amusement Enterprises, Inc., a Texas corporation

Cinemark Partners I, Inc., a Texas corporation

Cinemark Holdings Canada, Inc., a Canadian corporation

Cinemark Alberta, Inc., a Canadian corporation

Laredo Theatre, Ltd., a Texas limited partnership

Skillman Cinema, Ltd., a Texas limited partnership

Cinemark Argentina, S.A., an Argentine corporation

Cinemark LTDA, a Brazilian corporation

Cinemark Empreendimentos e. Participacoes LTDA, a Brazilian corporation

Servicios Cinemark, S.A. de C.V., a Mexican corporation

Cinemark del Norte, S.A. de C.V., a Mexican corporation

Cinemark Theatres Canada, Inc., a Canadian corporation

Cinemark del Ecuador, an Ecuadorian corporation

Cinemark del Peru, a Peruvian corporation




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